Exhibit 99.1

           RADIATION THERAPY SERVICES ACQUIRES BEVERLY HILLS FACILITY

      IMRT Capable Facility Builds on Los Angeles Local Market Presence

    FORT MYERS, Fla., Sept. 11 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today it has acquired a single radiation therapy treatment center in Beverly Hills, CA. The acquisition builds on Radiation Therapy's presence in the Los Angeles local market, which the Company entered in May of 2006 by acquiring a facility in Santa Monica, CA.

    The facility currently has an Intensity Modulated Radiation Therapy (IMRT) program and treats approximately 40 patients per day. The practice generates annual global revenues of approximately $6.0 million. A second linear accelerator will be added in early 2007 to meet the recent growth in patient volume at the facility. Radiation Therapy will begin operating the facility in early September 2006.

    Dr. Daniel Dosoretz, President and Chief Executive Officer, said, "We are very pleased to broaden our presence in the Los Angeles local market, and with the addition of this second practice, we will treat more than 80 patients per day in this market. It is another example of what we consider a very high-quality acquisition. This is demonstrated by its current IMRT capabilities and team of outstanding radiation oncologists. The transaction represents continued progress on our acquisition growth strategy through the establishment and expansion of new local markets with attractive demographics."

    About Radiation Therapy Services
    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 71 treatment centers are clustered into 23 local markets in 14 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com. RTSXG

    This release may contain forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

     Contacts:                             Investors/Media:
     Dave Koeninger                        Nick Laudico/Jason Rando
     Chief Financial Officer               The Ruth Group
     Radiation Therapy Services, Inc.      646-536-7030/7025
     239-931-7282                          nlaudico@theruthgroup.com
     dkoeninger@rtsx.com                   jrando@theruthgroup.com

SOURCE  Radiation Therapy Services, Inc.
    -0-                             09/11/2006
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors: Nick Laudico, +1-646-536-7030, nlaudico@theruthgroup.com, or Media: Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group/
    /Web site:  http://www.rtsx.com /
    (RTSX)